                                                               EXHIBIT (a)(1)(v)

         GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER
                             ON SUBSTITUTE FORM W-9
GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE
PAYER. -- Social security numbers have nine digits separated by two hyphens, i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen, i.e., 00-0000000. The table below will help determine the number to give the payer.

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                                     GIVE THE
                                  SOCIAL SECURITY
  FOR THIS TYPE OF ACCOUNT         NUMBER OF --
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
 1.  An individual's account    The individual

 2.  Two or more individuals    The actual owner of
     (joint account)            the account or, if
                                combined funds, the
                                first individual on
                                the account(1)

 3.  Husband and wife (joint    The actual owner of
     account)                   the account, or if
                                joint funds, either
                                person(1)

 4.  Custodian account of a     The minor(2)
     minor (Uniform Gift to
     Minors Act)

 5.  Adult and minor (joint     The adult or, if
     account)                   the minor is the
                                only contributor,
                                the minor(1)

 6.  Account in the name of     The ward, minor, or
     guardian or committee      incompetent
     for a designated ward,     person(3)
     minor, or incompetent
     person

 7.  a.  A revocable savings    The grantor
     trust account (in which    trustee(1)
         grantor is also
         trustee)

     b.  Any "trust" account    The actual owner
     that is not a legal or
         valid trust under
         State law

---------------------------------------------------

---------------------------------------------------
                                     GIVE THE
                                  SOCIAL SECURITY
  FOR THIS TYPE OF ACCOUNT         NUMBER OF --
---------------------------------------------------
 8.  Sole proprietorship        The owner(4)
     account

 9.  A valid trust, estate,     The legal entity
     or pension trust           (do not furnish the
                                identifying number
                                of the personal
                                representative or
                                trustee unless the
                                legal entity itself
                                is not designated
                                in the account
                                title)(5)

10.  Corporate account          The corporation

11.  Religious, charitable or   The organization
     educational organization
     account

12.  Partnership account held   The partnership
     in the name of the
     business

13.  Association, club, or      The organization
     other tax-exempt
     organization

14.  A broker or registered     The broker or
     nominee                    nominee

15.  Account with the           The public entity
     Department of
     Agriculture in the name
     of a public entity (such
     as a state or local
     government, school
     district, or prison)
     that receives
     agricultural program
     payments

---------------------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward, minor or incompetent person's name and furnish such person's social security number.
(4) Show the individual name of the owner. The business or DBA name may be added under "Business name." The owner's social security number or employer identification number may be used.
(5) List first and circle the name of the legal trust, estate or pension trust. Do not furnish the name of the personal representative or trustee unless the legal entity itself is not designated in the account title.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

OBTAINING A NUMBER

     If you don't have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card (for resident individuals), Form SS-4, Application for Employer Identification Number (for business and all other entities), or Form W-7 for International Taxpayer Identification Number (for alien individuals required to file U.S. tax returns), at an office of the Social Security Administration or the Internal Revenue Service.

     To complete Substitute Form W-9 if you do not have a taxpayer identification number, write "Applied For" in the space for the taxpayer identification number in Part I, sign and date the Form, and give it to the requester. Generally, you will then have 60 days to obtain a taxpayer identification number and furnish it to the requester. If the requester does not receive your taxpayer identification number within 60 days, backup withholding, if applicable, will begin and will continue until you furnish your taxpayer identification number to the requester.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

     Unless otherwise noted herein, all references below to section numbers or to regulations are references to the Internal Revenue Code and the regulations promulgated thereunder.

     Payees generally exempted from backup withholding include the following:

     - A corporation.

     - A financial institution.

     - An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).

     - The United States or any agency or instrumentality thereof.

     - A State, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.

     - A foreign government or a political subdivision, agency or instrumentality thereof.

     - An international organization or any agency or instrumentality thereof.

     - A dealer in securities or commodities registered in the United States or a possession of the United States.

     - A middleman known in the investment community as a nominee or custodian.

     - A futures commission merchant registered with the Commodity Futures Trading Commission.

     - A real estate investment trust.

     - A common trust fund operated by a bank under section 584(a).

     - An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).

     - An entity registered at all times during the tax year under the Investment Company Act of 1940.

     - A foreign central bank of issue.

     - A nonresident alien subject to withholding under section 1441.

     Exempt payees described above should still file a Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER.

     PRIVACY ACT NOTICES -- Section 6109 requires most recipients of dividends, interest or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the number whether or not recipients are required to file tax returns. Payers must generally withhold a percentage (currently at 30%) of taxable interest, dividends and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE